Exhibit 99.2


                                 SIGNATURES
                                 ----------

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated: February 12, 2007



GS CAPITAL PARTNERS V INSTITUTIONAL, L.P.

By:  /s/ Yvette Kosic
   ------------------------------
Name:   Yvette Kosic
Title:  Attorney-in-fact


McJ HOLDING LLC

By:  /s/ Tom Graff, Jr.
   ------------------------------
Name:   Tom Graff, Jr.
Title:  Secretary


McJ HOLDING CORPORATION

By:  /s/ Tom Graff, Jr.
   ------------------------------
Name:   Tom Graff, Jr.
Title:  Secretary